Exhibit 99.1

FOR IMMEDIATE RELEASE

April 26, 2018

Columbia Banking System Announces First Quarter 2018 Results
and Increased Quarterly Cash Dividend

Highlights

•	First quarter net income of $40.0 million; diluted earnings per share of $0.55, which included $0.04 per share negative impact from acquisition-related expenses

•	Net interest margin of 4.22%, up 2 basis points from linked quarter

•	Loan production for the quarter of $264.3 million

•	Pacific Continental core system conversion completed

TACOMA, Washington, April 26, 2018 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s first quarter 2018 earnings, “Our first quarter 2018 loan production and line utilization reflected the seasonal pattern of being a low point in the year. In addition, earnings were impacted by $4.3 million of acquisition-related expense and an elevated provision for loan losses of $5.9 million.” Mr. Robbins continued, “However, during the period, we crossed a significant milestone by completing the Pacific Continental core systems conversion and achieved a majority of the related cost saving initiatives. With the systems conversion behind us, we are well positioned to continue our focus on high quality earnings growth.”

Balance Sheet
Total assets at March 31, 2018 were $12.53 billion, a decrease of $186.3 million from December 31, 2017. Loans were $8.34 billion, down $19.0 million from December 31, 2017 as loan originations of $264.3 million were offset by payments. Debt securities available for sale were $2.62 billion at March 31, 2018, a decrease of $113.7 million, or 4% from $2.74 billion at December 31, 2017. Total deposits at March 31, 2018 were $10.40 billion, a decrease of $136.6 million from December 31, 2017. Core deposits comprised 95% of total deposits and were $9.90 billion at March 31, 2018, a decrease of $142.4 million from December 31, 2017. The average cost of total deposits for the quarter was 0.10%, an increase of 2 basis points from the fourth quarter of 2017.
Income Statement
Net Interest Income
Net interest income for the first quarter of 2018 was $115.5 million, an increase of $9.3 million from the linked quarter and an increase of $28.8 million from the prior year period. The increase from both the linked quarter and prior year period was primarily due to income from earning assets acquired in the Pacific Continental transaction, which closed on November 1, 2017. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $23.1 million for the first quarter of 2018, a decrease of $438 thousand from the fourth quarter of 2018. The linked quarter decrease was principally due to lower card revenue partially offset by higher deposit account and treasury management fees. The lower card revenue reflects our change to net presentation of interchange revenue pursuant to the adoption of new revenue recognition accounting guidance on January 1, 2018. Specifically, $1.3 million of payment card network expenses that would have historically been presented in other noninterest expense are now presented in card revenue. Compared to the first quarter of 2017, noninterest income decreased by $1.7 million principally due to a prior year BOLI benefit of $1.5 million recognized in other noninterest income.

Noninterest Expense
Total noninterest expense for the first quarter of 2018 was $86.0 million, an increase of $360 thousand from the fourth quarter of 2017. After removing the effect of acquisition-related expenses, noninterest expense for the current quarter increased $9.7 million from the linked quarter on the same basis. This increase was due to higher compensation and benefits as well as higher other noninterest expense. Compared to the first quarter of 2017, noninterest expense increased $17.0 million. This increase was driven by $2.9 million higher acquisition-related expenses in the current quarter as well as additional, ongoing expenses resulting from our November 1, 2017 acquisition of Pacific Continental.
Provision for Income Taxes
Our effective tax rate for the current quarter was 14.6%, compared to 61.5% and 26.6% for the linked and prior year periods, respectively. The decrease from both periods was principally attributable to the enactment of the Tax Cuts and Jobs Act on December 22, 2017. Specifically, the linked period’s effective tax rate included a $12.2 million re-measurement charge so that our deferred tax assets at year-end 2017 reflected the new 21% corporate tax rate. The prior year period’s effective tax rate reflected the then-enacted 35% corporate tax rate reduced by favorable tax attributes of certain earning assets and discrete tax benefits from share-based compensation.
Our effective tax rate remains below the statutory tax rate due to tax-exempt income from municipal securities, bank owned life insurance and certain loan receivables. In addition, the current period’s rate reflects the tax benefit of discrete items such as share-based compensation. For 2018, we expect our effective tax rate to be approximately 19%.
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the first quarter of 2018 was 4.22%, an increase of 2 basis points from the linked quarter and prior year period. The increases were due to higher loan accretion income during the current quarter. Columbia’s operating net interest margin (tax equivalent)(1) was 4.18% for the first quarter of 2018, a decline of 7 basis points from the linked quarter and an increase of 9 basis points from the prior year period. The decrease from the linked quarter was primarily due to a lower tax rate utilized for the tax equivalent components of our net interest income, which lowered the margin by 7 basis points. The increase from the prior year period was due to higher loan yields and volumes which more than offset the lower tax rates used in the current quarter.

The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$329	$265	$972	$753	$2,117
Other acquired loans	3,370	2,482	1,903	2,356	1,948
Incremental accretion income	$3,699	$2,747	$2,875	$3,109	$4,065

Net interest margin (tax equivalent)	4.22%	4.20%	4.20%	4.12%	4.20%
Operating net interest margin (tax equivalent) (1)	4.18%	4.25%	4.15%	4.09%	4.09%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
Asset Quality
At March 31, 2018, nonperforming assets to total assets were 0.72% compared to 0.63% at December 31, 2017. Total nonperforming assets increased $10.5 million from the linked quarter due to a $12.3 million increase in nonaccrual loans, partially offset by a decrease in other real estate owned.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “The agricultural portfolio continues to impact our credit metrics and again was one of the drivers behind the increase in our provision and nonperforming loans for the first quarter. However, the weakness within this portfolio is centered in cattle and potatoes which collectively account for about $127 million of loan balances at quarter end. The rest of our agricultural portfolio is performing consistent with our expectations with only 4% adversely classified.”

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2018	December 31, 2017
	(in thousands)
Nonaccrual loans:
Commercial business	$57,619	$45,460
Real estate:
One-to-four family residential	1,054	785
Commercial and multifamily residential	14,539	13,941
Total real estate	15,593	14,726
Real estate construction:
One-to-four family residential	1,210	1,854
Total real estate construction	1,210	1,854
Consumer	4,042	4,149
Total nonaccrual loans	78,464	66,189
Other real estate owned and other personal property owned	11,507	13,298
Total nonperforming assets	$89,971	$79,487
The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Beginning balance	$75,646	$71,616	$70,043
Charge-offs:
Commercial business	(2,477)	(1,524)	(1,127)
One-to-four family residential real estate	—	—	(307)
Commercial and multifamily residential real estate	(223)	(287)	—
One-to-four family residential real estate construction	—	—	(14)
Consumer	(264)	(318)	(428)
Purchased credit impaired	(1,343)	(1,440)	(1,939)
Total charge-offs	(4,307)	(3,569)	(3,815)
Recoveries:
Commercial business	802	839	365
One-to-four family residential real estate	172	188	117
Commercial and multifamily residential real estate	159	412	78
One-to-four family residential real estate construction	19	71	29
Commercial and multifamily residential real estate construction	—	1	—
Consumer	260	311	285
Purchased credit impaired	1,224	2,450	1,144
Total recoveries	2,636	4,272	2,018
Net recoveries (charge-offs)	(1,671)	703	(1,797)
Provision for loan and lease losses	5,852	3,327	2,775
Ending balance	$79,827	$75,646	$71,021
The allowance for loan losses to period end loans was 0.96% at March 31, 2018 compared to 0.91% at December 31, 2017. For the first quarter of 2018, Columbia recorded a net provision for loan and lease losses of $5.9 million compared to a net provision of $3.3 million for the linked quarter and a net provision of $2.8 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $7.0 million of provision for loan losses for loans, excluding PCI loans and a provision recapture of $1.1 million for PCI loans.
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.26 per common share on May 23, 2018 to shareholders of record as of the close of business on May 9, 2018. Clint Stein, Columbia’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, commented, “With the passage of tax reform at the end of 2017, we made a commitment to allocate the benefits of a reduced tax burden amongst our employees, communities and shareholders so that all of our stakeholders benefit directly. Our 18% increase in the dividend this quarter reflects a market level payout of the additional capital generated by the reduced tax burden.”
Conference Call Information
Columbia’s management will discuss the first quarter 2018 financial results on a conference call scheduled for Thursday, April 26, 2018 at 1:00 p.m. Pacific Time (4:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~042618
The conference call can also be accessed on Thursday, April 26, 2018 at 1:00 p.m. Pacific Time (4:00 p.m. ET) by calling 888-286-8956; Conference ID code #8285707.
A replay of the call can be accessed beginning Friday, April 27, 2018 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~042618
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked eleventh on the 2018 Forbes list of best banks.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions, including the acquisition of Pacific Continental, may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Clint E. Stein,
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2018	2017 (1)
			(in thousands)
ASSETS
Cash and due from banks			$206,532	$244,615
Interest-earning deposits with banks			87,124	97,918
Total cash and cash equivalents			293,656	342,533
Debt securities available for sale at fair value (1)			2,624,045	2,737,751
Equity securities at fair value (1)			5,000	5,080
Federal Home Loan Bank ("FHLB") stock at cost			11,640	10,440
Loans held for sale			4,312	5,766
Loans, net of unearned income			8,339,631	8,358,657
Less: allowance for loan and lease losses			79,827	75,646
Loans, net			8,259,804	8,283,011
Interest receivable			41,795	40,881
Premises and equipment, net			168,366	169,490
Other real estate owned			11,507	13,298
Goodwill			765,842	765,842
Other intangible assets, net			54,985	58,173
Other assets			289,684	284,621
Total assets			$12,530,636	$12,716,886
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing			$4,927,226	$5,081,901
Interest-bearing			5,468,297	5,450,184
Total deposits			10,395,523	10,532,085
FHLB advances			41,564	11,579
Securities sold under agreements to repurchase			24,247	79,059
Subordinated debentures			35,601	35,647
Junior subordinated debentures			—	8,248
Other liabilities			85,778	100,346
Total liabilities			10,582,713	10,766,964
Commitments and contingent liabilities
	March 31,	December 31,
	2018	2017
	(in thousands)
Common stock (no par value)
Authorized shares	115,000	115,000
Issued and outstanding	73,240	73,020	1,634,916	1,634,705
Retained earnings			361,140	337,442
Accumulated other comprehensive loss			(48,133)	(22,225)
Total shareholders' equity			1,947,923	1,949,922
Total liabilities and shareholders' equity			$12,530,636	$12,716,886
__________
(1) Reclassified to conform to current period presentation. The reclassification was limited to adding a separate line item for equity securities at fair value, which were previously included in securities available for sale at fair value.

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2018	2017	2017
	(in thousands except per share)
Interest Income
Loans	$103,027	$95,889	$74,120
Taxable securities	12,708	9,487	10,986
Tax-exempt securities	3,064	2,920	2,691
Deposits in banks	345	545	19
Total interest income	119,144	108,841	87,816
Interest Expense
Deposits	2,509	2,022	787
FHLB advances	570	99	225
Subordinated debentures	468	304	—
Other borrowings	116	192	129
Total interest expense	3,663	2,617	1,141
Net Interest Income	115,481	106,224	86,675
Provision for loan and lease losses	5,852	3,327	2,775
Net interest income after provision for loan and lease losses	109,629	102,897	83,900
Noninterest Income
Deposit account and treasury management fees	8,740	8,013	7,287
Card revenue	5,813	6,967	5,723
Financial services and trust revenue	2,730	2,958	2,839
Loan revenue	3,186	2,663	3,593
Merchant processing revenue	—	—	2,019
Bank owned life insurance	1,426	1,377	1,280
Investment securities gains (losses), net	22	(11)	—
Change in FDIC loss-sharing asset	—	—	(274)
Other	1,226	1,614	2,392
Total noninterest income	23,143	23,581	24,859
Noninterest Expense
Compensation and employee benefits	50,570	50,473	40,825
Occupancy	10,121	9,554	7,191
Merchant processing expense	—	—	1,049
Advertising and promotion	1,429	1,543	817
Data processing	5,270	5,134	4,208
Legal and professional fees	3,237	5,955	3,369
Taxes, licenses and fees	1,425	1,279	1,241
Regulatory premiums	937	884	776
Net cost of operation of other real estate owned	1	46	152
Amortization of intangibles	3,188	2,547	1,349
Other	9,809	8,212	8,009
Total noninterest expense	85,987	85,627	68,986
Income before income taxes	46,785	40,851	39,773
Provision for income taxes	6,815	25,123	10,574
Net Income	$39,970	$15,728	$29,199
Earnings per common share
Basic	$0.55	$0.23	$0.50
Diluted	$0.55	$0.23	$0.50
Dividends paid per common share	$0.22	$0.22	$0.22
Weighted average number of common shares outstanding	72,300	67,120	57,388
Weighted average number of diluted common shares outstanding	72,305	67,125	57,394

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,		December 31,		March 31,
	2018		2017		2017
Earnings	(dollars in thousands except per share amounts)
Net interest income	$115,481		$106,224		$86,675
Provision for loan and lease losses	$5,852		$3,327		$2,775
Noninterest income	$23,143		$23,581		$24,859
Noninterest expense	$85,987		$85,627		$68,986
Acquisition-related expense (included in noninterest expense)	$4,265		$13,638		$1,364
Net income	$39,970		$15,728		$29,199
Per Common Share
Earnings (basic)	$0.55		$0.23		$0.50
Earnings (diluted)	$0.55		$0.23		$0.50
Book value	$26.60		$26.70		$21.86
Averages
Total assets	$12,603,144		$11,751,049		$9,473,698
Interest-earning assets	$11,122,753		$10,453,097		$8,520,291
Loans	$8,348,740		$7,749,420		$6,198,215
Securities, including equity securities and FHLB stock	$2,682,250		$2,539,321		$2,310,490
Deposits	$10,334,480		$9,804,456		$7,954,653
Interest-bearing deposits	$5,405,730		$5,033,980		$4,118,604
Interest-bearing liabilities	$5,627,853		$5,127,100		$4,263,660
Noninterest-bearing deposits	$4,928,750		$4,770,476		$3,836,049
Shareholders' equity	$1,949,275		$1,754,745		$1,261,652
Financial Ratios
Return on average assets	1.27%		0.54%		1.23%
Return on average common equity	8.20%		3.59%		9.26%
Average equity to average assets	15.47%		14.93%		13.32%
Net interest margin (tax equivalent)	4.22%		4.20%		4.20%
Efficiency ratio (tax equivalent) (1)	61.04%		63.93%		59.95%
Operating efficiency ratio (tax equivalent) (2)	57.59%		52.24%		59.07%
Noninterest expense ratio	2.73%		2.91%		2.91%
Core noninterest expense ratio (2)	2.59%		2.45%		2.85%

	March 31,		December 31,
Period end	2018		2017
Total assets	$12,530,636		$12,716,886
Loans, net of unearned income	$8,339,631		$8,358,657
Allowance for loan and lease losses	$79,827		$75,646
Securities, including equity securities and FHLB stock	$2,640,685		$2,753,271
Deposits	$10,395,523		$10,532,085
Core deposits	$9,897,185		$10,039,557
Shareholders' equity	$1,947,923		$1,949,922
Nonperforming assets
Nonaccrual loans	$78,464		$66,189
Other real estate owned ("OREO") and other personal property owned ("OPPO")	11,507		13,298
Total nonperforming assets	$89,971		$79,487
Nonperforming loans to period-end loans	0.94%		0.79%
Nonperforming assets to period-end assets	0.72%		0.63%
Allowance for loan and lease losses to period-end loans	0.96%		0.91%
Net loan charge-offs (recoveries)	$1,671	(3)	$(703)	(4)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) and core noninterest expense ratio are non-GAAP financial measures. See section titled "Non-GAAP Financial Measures" on the last two pages of this earnings release for the reconciliations of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent) and the reconciliation of the noninterest expense ratio to the core noninterest expense ratio.

(3) For the three months ended March 31, 2018.
(4) For the three months ended December 31, 2017.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(dollars in thousands except per share)
Earnings
Net interest income	$115,481	$106,224	$88,929	$86,161	$86,675
Provision (recapture) for loan and lease losses	$5,852	$3,327	$(648)	$3,177	$2,775
Noninterest income	$23,143	$23,581	$37,067	$24,135	$24,859
Noninterest expense	$85,987	$85,627	$67,537	$68,867	$68,986
Acquisition-related expense (included in noninterest expense)	$4,265	$13,638	$1,171	$1,023	$1,364
Net income	$39,970	$15,728	$40,769	$27,132	$29,199
Per Common Share
Earnings (basic)	$0.55	$0.23	$0.70	$0.47	$0.50
Earnings (diluted)	$0.55	$0.23	$0.70	$0.47	$0.50
Book value	$26.60	$26.70	$22.76	$22.23	$21.86
Averages
Total assets	$12,603,144	$11,751,049	$9,695,005	$9,597,274	$9,473,698
Interest-earning assets	$11,122,753	$10,453,097	$8,750,561	$8,651,735	$8,520,291
Loans	$8,348,740	$7,749,420	$6,441,537	$6,325,462	$6,198,215
Securities, including equity securities and FHLB stock	$2,682,250	$2,539,321	$2,236,235	$2,316,077	$2,310,490
Deposits	$10,334,480	$9,804,456	$8,187,337	$7,965,868	$7,954,653
Interest-bearing deposits	$5,405,730	$5,033,980	$4,200,580	$4,123,135	$4,118,604
Interest-bearing liabilities	$5,627,853	$5,127,100	$4,285,936	$4,367,216	$4,263,660
Noninterest-bearing deposits	$4,928,750	$4,770,476	$3,986,757	$3,842,733	$3,836,049
Shareholders' equity	$1,949,275	$1,754,745	$1,323,794	$1,295,564	$1,261,652
Financial Ratios
Return on average assets	1.27%	0.54%	1.68%	1.13%	1.23%
Return on average common equity	8.20%	3.59%	12.32%	8.38%	9.26%
Average equity to average assets	15.47%	14.93%	13.65%	13.50%	13.32%
Net interest margin (tax equivalent)	4.22%	4.20%	4.20%	4.12%	4.20%
Period end
Total assets	$12,530,636	$12,716,886	$9,814,578	$9,685,110	$9,527,272
Loans, net of unearned income	$8,339,631	$8,358,657	$6,512,006	$6,423,074	$6,228,136
Allowance for loan and lease losses	$79,827	$75,646	$71,616	$72,984	$71,021
Securities, including equity securities and FHLB stock	$2,640,685	$2,753,271	$2,218,113	$2,280,996	$2,341,959
Deposits	$10,395,523	$10,532,085	$8,341,717	$8,072,464	$8,088,827
Core deposits	$9,897,185	$10,039,557	$7,999,499	$7,721,766	$7,794,590
Shareholders' equity	$1,947,923	$1,949,922	$1,328,428	$1,297,314	$1,275,343
Nonperforming assets
Nonaccrual loans	$78,464	$66,189	$40,317	$36,824	$25,547
OREO and OPPO	11,507	13,298	3,682	4,058	4,519
Total nonperforming assets	$89,971	$79,487	$43,999	$40,882	$30,066
Nonperforming loans to period-end loans	0.94%	0.79%	0.62%	0.57%	0.41%
Nonperforming assets to period-end assets	0.72%	0.63%	0.45%	0.42%	0.32%
Allowance for loan and lease losses to period-end loans	0.96%	0.91%	1.10%	1.14%	1.14%
Net loan charge-offs (recoveries)	$1,671	$(703)	$720	$1,214	$1,797

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,402,162	$3,377,324	$2,735,206	$2,704,468	$2,559,247
Real estate:
One-to-four family residential	182,302	188,396	176,487	173,150	172,581
Commercial and multifamily residential	3,776,709	3,825,739	2,825,794	2,787,560	2,783,433
Total real estate	3,959,011	4,014,135	3,002,281	2,960,710	2,956,014
Real estate construction:
One-to-four family residential	208,441	200,518	145,419	139,956	115,219
Commercial and multifamily residential	385,339	371,931	213,939	195,565	172,896
Total real estate construction	593,780	572,449	359,358	335,521	288,115
Consumer	323,631	334,190	323,913	323,187	318,069
Purchased credit impaired	109,299	112,670	120,477	129,853	138,903
Subtotal loans	8,387,883	8,410,768	6,541,235	6,453,739	6,260,348
Less: Net unearned income	(48,252)	(52,111)	(29,229)	(30,665)	(32,212)
Loans, net of unearned income	8,339,631	8,358,657	6,512,006	6,423,074	6,228,136
Less: Allowance for loan and lease losses	(79,827)	(75,646)	(71,616)	(72,984)	(71,021)
Total loans, net	8,259,804	8,283,011	6,440,390	6,350,090	6,157,115
Loans held for sale	$4,312	$5,766	$7,802	$6,918	$3,245

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2018	2017	2017	2017	2017
Commercial business	40.8%	40.4%	42.0%	42.1%	41.1%
Real estate:
One-to-four family residential	2.2%	2.3%	2.7%	2.7%	2.8%
Commercial and multifamily residential	45.3%	45.8%	43.3%	43.5%	44.7%
Total real estate	47.5%	48.1%	46.0%	46.2%	47.5%
Real estate construction:
One-to-four family residential	2.5%	2.4%	2.2%	2.2%	1.8%
Commercial and multifamily residential	4.6%	4.4%	3.3%	3.0%	2.8%
Total real estate construction	7.1%	6.8%	5.5%	5.2%	4.6%
Consumer	3.9%	4.0%	5.0%	5.0%	5.1%
Purchased credit impaired	1.3%	1.3%	1.9%	2.0%	2.2%
Subtotal loans	100.6%	100.6%	100.4%	100.5%	100.5%
Less: Net unearned income	(0.6)%	(0.6)%	(0.4)%	(0.5)%	(0.5)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$4,927,226	$5,081,901	$4,119,950	$3,905,652	$3,958,106
Interest bearing demand	1,328,756	1,265,212	1,009,378	988,532	985,954
Money market	2,477,487	2,543,712	1,821,262	1,787,101	1,798,034
Savings	886,171	861,941	772,858	756,825	759,002
Certificates of deposit, less than $250,000	277,545	286,791	276,051	283,656	293,494
Total core deposits	9,897,185	10,039,557	7,999,499	7,721,766	7,794,590

Certificates of deposit, $250,000 or more	96,333	100,399	84,105	81,861	74,460
Certificates of deposit insured by CDARS®	23,191	25,374	20,690	19,276	20,994
Other brokered certificates of deposit	76,931	78,481	—	—	—
Brokered money market accounts	302,544	289,031	237,421	249,554	198,768
Subtotal	10,396,184	10,532,842	8,341,715	8,072,457	8,088,812
Premium (discount) resulting from acquisition date fair value adjustment	(661)	(757)	2	7	15
Total deposits	$10,395,523	$10,532,085	$8,341,717	$8,072,464	$8,088,827

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2018	2017	2017	2017	2017
Core deposits:
Demand and other non-interest bearing	47.4%	48.2%	49.4%	48.4%	48.9%
Interest bearing demand	12.8%	12.0%	12.1%	12.2%	12.2%
Money market	23.8%	24.2%	21.8%	22.1%	22.2%
Savings	8.5%	8.2%	9.3%	9.4%	9.4%
Certificates of deposit, less than $250,000	2.7%	2.7%	3.3%	3.5%	3.6%
Total core deposits	95.2%	95.3%	95.9%	95.6%	96.3%

Certificates of deposit, $250,000 or more	0.9%	1.0%	1.0%	1.0%	0.9%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.3%
Other brokered certificates of deposit	0.7%	0.7%	—%	—%	—%
Brokered money market accounts	3.0%	2.8%	2.9%	3.2%	2.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2018			March 31, 2017
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,348,740	$104,091	4.99%	$6,198,215	$75,514	4.87%
Taxable securities	2,158,039	12,708	2.36%	1,861,627	10,986	2.36%
Tax exempt securities (2)	524,211	3,878	2.96%	448,863	4,140	3.69%
Interest-earning deposits with banks	91,763	345	1.50%	11,586	19	0.66%
Total interest-earning assets	11,122,753	$121,022	4.35%	8,520,291	$90,659	4.26%
Other earning assets	218,126			178,091
Noninterest-earning assets	1,262,265			775,316
Total assets	$12,603,144			$9,473,698
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$479,729	$526	0.44%	$399,306	$95	0.10%
Savings accounts	878,170	41	0.02%	738,631	19	0.01%
Interest-bearing demand	1,252,823	535	0.17%	972,560	159	0.07%
Money market accounts	2,795,008	1,407	0.20%	2,008,107	514	0.10%
Total interest-bearing deposits	5,405,730	2,509	0.19%	4,118,604	787	0.08%
FHLB advances	125,660	570	1.81%	81,577	225	1.10%
Subordinated debentures	35,623	468	5.26%	—	—	—%
Other borrowings	60,840	116	0.76%	63,479	129	0.81%
Total interest-bearing liabilities	5,627,853	$3,663	0.26%	4,263,660	$1,141	0.11%
Noninterest-bearing deposits	4,928,750			3,836,049
Other noninterest-bearing liabilities	97,266			112,337
Shareholders’ equity	1,949,275			1,261,652
Total liabilities & shareholders’ equity	$12,603,144			$9,473,698
Net interest income (tax equivalent)		$117,359			$89,518
Net interest margin (tax equivalent)			4.22%			4.20%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.2 million and $1.6 million for the three month periods ended March 31, 2018 and March 31, 2017, respectively. The incremental accretion on acquired loans was $3.7 million and $4.1 million for the three months ended March 31, 2018 and 2017, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.1 million and $1.4 million for the three months ended March 31, 2018 and 2017, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $814 thousand and $1.4 million for the three month periods ended March 31, 2018 and 2017, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,348,740	$104,091	4.99%	$7,749,420	$97,720	5.04%
Taxable securities	2,158,039	12,708	2.36%	2,035,788	9,487	1.86%
Tax exempt securities (2)	524,211	3,878	2.96%	503,533	4,492	3.57%
Interest-earning deposits with banks	91,763	345	1.50%	164,356	545	1.33%
Total interest-earning assets	11,122,753	$121,022	4.35%	10,453,097	$112,244	4.30%
Other earning assets	218,126			202,246
Noninterest-earning assets	1,262,265			1,095,706
Total assets	$12,603,144			$11,751,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$479,729	$526	0.44%	$457,285	$374	0.33%
Savings accounts	878,170	41	0.02%	835,952	39	0.02%
Interest-bearing demand	1,252,823	535	0.17%	1,168,496	376	0.13%
Money market accounts	2,795,008	1,407	0.20%	2,572,247	1,233	0.19%
Total interest-bearing deposits	5,405,730	2,509	0.19%	5,033,980	2,022	0.16%
FHLB advances	125,660	570	1.81%	9,817	99	4.03%
Subordinated debentures	35,623	468	5.26%	23,427	304	5.19%
Other borrowings	60,840	116	0.76%	59,876	192	1.28%
Total interest-bearing liabilities	5,627,853	$3,663	0.26%	5,127,100	$2,617	0.20%
Noninterest-bearing deposits	4,928,750			4,770,476
Other noninterest-bearing liabilities	97,266			98,728
Shareholders’ equity	1,949,275			1,754,745
Total liabilities & shareholders’ equity	$12,603,144			$11,751,049
Net interest income (tax equivalent)		$117,359			$109,627
Net interest margin (tax equivalent)			4.22%			4.20%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.2 million and $1.9 million for the three month periods ended March 31, 2018 and December 31, 2017, respectively. The incremental accretion on acquired loans was $3.7 million and $2.7 million for the three months ended March 31, 2018 and December 31, 2017, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.1 million and $1.8 million for the three months ended March 31, 2018 and December 31, 2017, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $814 thousand and $1.6 million for the three month periods ended March 31, 2018 and December 31, 2017, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$117,359	$109,627	$89,518
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(329)	(265)	(2,117)
Incremental accretion income on other acquired loans	(3,370)	(2,482)	(1,948)
Premium amortization on acquired securities	2,075	1,978	1,462
Correction of immaterial error - securities premium amortization	—	1,771	—
Interest reversals on nonaccrual loans	417	443	265
Operating net interest income (tax equivalent) (1)	$116,152	$111,072	$87,180
Average interest earning assets	$11,122,753	$10,453,097	$8,520,291
Net interest margin (tax equivalent) (1)	4.22%	4.20%	4.20%
Operating net interest margin (tax equivalent) (1)	4.18%	4.25%	4.09%

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$85,987	$85,627	$68,986
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(4,265)	(13,638)	(1,364)
Net benefit (cost) of operation of OREO and OPPO	4	(46)	(150)
FDIC clawback liability recovery	—	—	54
Loss on asset disposals	—	(56)	(6)
State of Washington Business and Occupation ("B&O") taxes	(1,317)	(1,167)	(1,123)
Operating noninterest expense (numerator B)	$80,409	$70,720	$66,397

Net interest income (tax equivalent) (1)	$117,359	$109,627	$89,518
Noninterest income	23,143	23,581	24,859
Bank owned life insurance tax equivalent adjustment	379	741	689
Total revenue (tax equivalent) (denominator A)	$140,881	$133,949	$115,066

Operating net interest income (tax equivalent) (1)	$116,152	$111,072	$87,180
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains (loss), net	(22)	11	—
Gain on asset disposals	(35)	(34)	(29)
Mortgage loan repurchase liability adjustment	—	—	(573)
Change in FDIC loss-sharing asset	—	—	274
Operating noninterest income (tax equivalent)	23,465	24,299	25,220
Total operating revenue (tax equivalent) (denominator B)	$139,617	$135,371	$112,400
Efficiency ratio (tax equivalent) (numerator A/denominator A)	61.04%	63.93%	59.95%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	57.59%	52.24%	59.07%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.9 million, $3.4 million and $2.8 million for the three month periods ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

Non-GAAP Financial Measures - Continued
The Company also considers its core net interest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core net interest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core net interest expense ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$85,987	$85,627	$68,986
Adjustments to arrive at core noninterest expense:
FDIC clawback liability recovery	—	—	54
Acquisition-related expenses	(4,265)	(13,638)	(1,364)
Net benefit (cost) of operation of OREO and OPPO	4	(46)	(150)
Core noninterest expense (numerator B)	$81,726	$71,943	$67,526
Average assets (denominator)	$12,603,144	$11,751,049	$9,473,698
Noninterest expense ratio (numerator A/denominator)	2.73%	2.91%	2.91%
Core noninterest expense ratio (numerator B/denominator)	2.59%	2.45%	2.85%